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         EXHIBIT 21.1.
         SUBSIDIARIES

                                                                 State
                                                                in Which
                                                                Subsidiary
         NAME_____________________                              Organized
                                                                ---------



         Mountain Compressed Air, Inc                           Texas
         Strata Directional Technology, Inc                     Texas
         Jens' Oilfield Services, Inc                           Texas